Exhibit 10.15
LEASE
BETWEEN
LAUREN REAL ESTATE HOLDING LLC
LANDLORD
AND
EDGETECH I.G., INC.
TENANT

LEASE
THIS LEASE (“Lease”) is made and entered into this 31st day of March, 2011 (the “Effective Date”), by and between the LAUREN REAL ESTATE HOLDING LLC, an Ohio limited liability company (“Landlord”), and EDGETECH I.G., INC., an Ohio corporation (“Tenant”).
ARTICLE 1
DEMISED PREMISES
1.1 In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby lets and leases unto Tenant, subject to the terms and conditions hereinafter specified, the premises (the “Premises”) consisting of 340,356 square feet situated in the buildings generally known as 800 Cochran Road (collectively referred to as the “Building”), which, together with its parking facilities and other appurtenant structures and facilities, is located in the City of Cambridge, County of Guernsey, State of Ohio on an approximately 68 acre tract of land (the “Land”) described on Exhibit A attached hereto and made a part hereof, which Premises are outlined on the floor plan drawings attached hereto as Exhibit B and made a part hereof for all purposes. The Land, the Building and its parking facilities and other appurtenant structures and facilities are hereinafter sometimes collectively referred to as the “Entire Property”.
1.2 The parties stipulate and agree that the Building consists of 416,298 square feet, the Premises consist of 340,356 square feet and “Tenant’s Proportionate Share” (herein so called and which is the quotient (expressed as a percentage) derived by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Building) is 81.8%.
ARTICLE 2
CONDITION OF PREMISES; LANDLORD REPRESENTATIONS AND WARRANTIES
2.1 The Premises are leased and let to Tenant without representation or warranty of any kind, except as expressly provided in this Lease.
2.2 Landlord represents and warrants to Tenant as of the date of this Lease and throughout the Term as follows:
(a) Landlord has full right and lawful authority to enter into this Lease for the Term, is lawfully seized of the Entire Property and has good and valid fee simple title to the Entire Property.
(b) The Premises are subject to the lease agreements listed on Exhibit “C” attached hereto (collectively, the “Existing Leases”), but such Existing Leases will not affect Tenant’s use and occupancy of the Premises for the Permitted Use (as herein defined). the current use and occupancy of the Entire Property do not violate any Applicable Laws, permits, licenses, or certificates of occupancy affecting the Buildings or the Entire Property. Landlord has not received notice of violation of any Applicable Laws other than as expressly disclosed herein. As used herein, the term “Applicable Laws” means all laws, ordinances, orders, rules, regulations and other requirements of any governmental authority which impose any duty with respect to or otherwise relate to the Entire Property, but specifically excluding therefrom any Environmental Law (defined herein).
(d) To the Knowledge of Landlord, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting the Entire Property or any portion thereof or interest therein.
(e) To the Knowledge of Landlord, there is no injunction, decree, order, writ or judgment outstanding, or any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Entire Property or any portion thereof, except for the Ohio EPA Order (defined herein).
(f) Landlord has not received any notice of violation of any easement, covenant, condition, restriction or similar provision in any instrument of record.
(g) All taxes, assessments, fees or charges imposed on the Entire Property or portion thereof by any governmental authority, association or other entity having jurisdiction over the Entire Property (collectively, “Current Real Estate Impositions”) that are due and payable have been paid. Landlord has not received notice of any pending or threatened increase or special assessment or reassessment of any Current Real Estate Impositions on the Entire Property.
(h) Other than the purchase option (the “LMI Option”) set forth in that certain lease by and between Edgetech, I.G., Inc. and Lauren/Meteor International LLC, dated as of February 1997, as amended by that certain First Amendment to Lease and that certain Second Amendment to Lease (collectively, the “LMI Lease”) with respect to the space in the Building described therein, there are no outstanding options, rights of first offer or rights of first refusal to purchase the Entire Property or any portion thereof or interest therein.
(i) The Entire Property has direct vehicular access to a public street adjoining the Entire Property, or has vehicular access to a public street via an insurable, permanent, irrevocable and appurtenant easement benefiting the Entire Property, and such access is not dependent on any land or other real property interest that is not included in the Entire Property.
As used in this Lease, the term “Knowledge” shall have the meaning set forth in that certain Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB, Inc., Lauren Holdco Inc., Lauren International, Inc., and Kevin E. Gray, in his capacity as agent for the Holdco Equity Holders (as defined therein).
ARTICLE 3
TERM
3.1 The initial term of this Lease shall be for a period of ten (10) years (the “Initial Term”), commencing on the Effective Date and expiring on the tenth (10th) anniversary thereof, at which date this Lease shall terminate, subject to the terms, conditions and requirements set forth herein. The Initial Term, as extended by any Extension Term (as hereinafter defined), is sometimes referred to herein as the “Term”.
ARTICLE 4
RENT AND ADDITIONAL PAYMENTS
4.1 Tenant shall pay Fixed Rent to Landlord without any demand therefore and without any deduction or setoff whatsoever, in the manner, at the times and in accordance with the following provisions of this Article 4.
4.2 Tenant shall pay to Landlord as Fixed Rent, for that portion of the Term of this Lease commencing upon the Effective Date and continuing for three (3) years thereafter, the amount of $71,029 per month. Commencing on the third anniversary of the Effective Date, and on each third anniversary thereafter during the Term (each, a “Rent Reset Date”), including any Extension Term hereof, the Fixed Rent shall be adjusted for the ensuing three (3) year period by the percentage increase of the CPI, if any, as of the applicable Rent Reset Date over the CPI as of the next most recent preceding Rent Reset Date, For purposes of the foregoing formula, the Effective Date shall be considered the initial Rent Reset Date. As used herein, the letters CPI mean United States Department of Labor, Bureau of Labor Statistics, Revised Consumer Price Index, all urban consumers, U.S. city average, all items (1982-1984 equals 100), or, in the event such index is not published at a time when its publication is called for hereto, then the most nearly equivalent index then being published by the Federal Government or other authoritative compiler of such statistics, and in general use in northeastern Ohio.
4.3 Fixed Rent shall be paid on or before the tenth (10) day of each calendar month (each, a “Rent Payment Date”) during the Term in advance (except that Fixed Rent for the first full calendar month of the Term shall be paid on the Effective Date). Fixed Rent, and any additional rent due hereunder, for any partial month during the Term shall be prorated.
4.4 Tenant shall pay to Landlord interest at the rate of twelve percent (12%) per annum (or such lesser rate of interest as may be the maximum permitted by Applicable Law) on all installments of Fixed Rent that are over 10 days past due.
4.5 Tenant shall pay to Landlord additional payments (the “Additional Payments”) payable upon demand from Landlord and consisting of all other sums, liabilities and obligations which Tenant has agreed or is required to pay or discharge pursuant to this Lease including, but not by way of limitation, interest at the rate of twelve percent (12%) per annum (or such lesser rate of interest as may be the maximum permitted by applicable law) on all Additional Payments that are over 10 days past due.

4.6 All Fixed Rent and Additional Payments due Landlord hereunder shall be paid in lawful money of the United States of America at Landlord’s address as set forth below or at such other place or to such other person as Landlord from time to time may designate in writing.
ARTICLE 5
SECURITY DEPOSIT
5.1 Upon execution of this Lease, Tenant shall deliver to Landlord the sum of $71,029 to be held as a security deposit (the “Security Deposit”) to insure the faithful performance of Tenant’s obligations stated herein. The Security Deposit shall be deposited in an interest-bearing account held for the benefit of Tenant to the extent not forfeited by Tenant under the terms of this Lease. Upon the occurrence of any Event of Default, Landlord may (but shall not be obligated to), from time to time, without prejudice to any other remedy, use, apply or retain all or any part of the Security Deposit for the payment of any Fixed Rent, Additional Payments or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of any Event of Default, or any damage, injury, expense, or liability caused to Landlord by reason of any Event of Default. If any portion of the Security Deposit is so used, applied, or retained, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.
5.2 The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided for hereunder or at law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
5.3 In the event that Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days of the date upon which Tenant has vacated the Premises.
5.4 If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following such assignment and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit, Landlord shall have no further liability for the return of the Security Deposit.
5.5 Tenant shall have no legal power to assign or encumber the Security Deposit, and the return of the Security Deposit to Tenant shall completely relieve Landlord of liability with regard thereto. No action of Landlord in enforcing any default shall be deemed such a termination of this Lease so as to entitle Tenant to recover said Security Deposit.
ARTICLE 6
OPTION TO RENEW
6.1 So long as Tenant is not in default of this Lease beyond applicable notice and cure periods, Tenant shall have the right and option, but not the obligation, to extend the Term of this Lease for two (2) periods of five (5) years each (an “Extension Term” and collectively the “Extension Terms”), commencing immediately following the expiration of the then current Term. Tenant may exercise its right to extend the term of this Lease for the Extension Terms by delivering written notice (each, an “Extension Notice”) thereof to Landlord no less than six (6) months and no more than twelve (12) months before the expiration of the then current Term of this Lease. Tenant’s lease of the Premises during the Extension Terms shall be on all of the same terms and conditions of this Lease, except that the Fixed Rent shall be adjusted in accordance with Section 4.2 hereof.
6.2 In the event that Tenant does not exercise its right to renew the Term of this Lease as provided in this Article, then Landlord shall have the right during the remainder of the Initial Term or any respective Extension Term, whichever the case may be, to advertise the availability of the Premises for reletting, to erect upon the Premises signs indicating such availability, and to enter upon and show the Premises to prospective tenants at reasonable times and after twenty-four (24) hours’ notice to Tenant of such showing.
ARTICLE 7
TAXES AND INSURANCE PREMIUMS
7.1 Tenant covenants and agrees to pay to Landlord, as an Additional Payment, without offset or deduction, the sums computed in accordance with this Article 7 (the “Taxes and Insurance Charges”).

7.2 The following definitions shall apply to this Article 7: (i) the term “Tenant’s Proportionate Share” shall have the definition set forth in Section 1.2 herein, and (ii) the term “Taxes” shall mean all taxes, assessments, penalties, charges, rates, or liens of any nature whatsoever, whether ad valorem or otherwise, that may, for the period following commencement of the Term of this Lease, be levied, assessed, charged, imposed, or claimed on or against the Entire Property or any part thereof. Notwithstanding anything to the contrary set forth herein, Taxes shall not include any income, franchise, capital levy, transfer, capital stock, gift, estate or inheritance tax. The term “Insurance” shall include the insurance premium on policies that Landlord is obligated to carry on the Entire Premises under this Lease.
7.3 Tenant shall pay to Landlord, as additional rent, throughout the Term, on each Rent Payment Date, such amount as Landlord shall estimate or determine to be equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Taxes and Insurance Charges for the then current calendar and/or fiscal year as the case may be. Upon final determination of the Taxes and Insurance Charges for such year, Landlord shall compute Tenant’s Proportionate Share thereof, and a summary and copy of the applicable bill(s) shall be furnished to Tenant reflecting the actual amount of the Taxes and Insurance Charges for such year. In the event the additional rent paid by Tenant during the preceding period shall be in excess of Tenant’s Proportionate Share, the excess shall be credited against the next ensuing payments due from Tenant under this Article 7. In the event the amount paid by Tenant shall be less than Tenant’s Proportionate Share, then Tenant shall pay the remaining balance to Landlord within thirty (30) days after such notice is furnished. The notice so furnished to Tenant shall also include a computation of the estimated sums to become due from Tenant each month for the ensuing year under this Paragraph and the monthly payments to be made under this Article 7 shall be adjusted accordingly for such ensuing year.
7.4 A pro rata installment of Tenant’s Proportionate Share of such Taxes and Insurance Charges shall be due for the last year of the Term if the Term for any reason terminates on a day other than the 31st day of December or the end of an applicable fiscal year. The obligation of Tenant with respect to this Article 7 shall survive the expiration of the Term it being recognized by the parties hereto that the recovery of Tenant’s Proportionate Share hereunder is a recovery for the year in which payable hereunder.
7.5 In the event the Entire Property is appraised, reappraised, assessed, reassessed or otherwise valued, revalued, classified or reclassified for tax purposes, Landlord shall notify Tenant in writing of such circumstance and Tenant shall be entitled to participate with Landlord, at Tenant’s option and expense, in, or to initiate, any contest, appeal or other legal or administrative process or procedure available to challenge or question the propriety of such action. If a reduction in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Proportionate Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment or, if this Lease has expired or otherwise terminated, pay such credit to Tenant within thirty (30) days after its receipt of the tax refund. The obligations set forth in this Section 7.5 shall survive the expiration or earlier termination of the Lease.
7.6 Any delay or failure of Landlord in computing or billing shall not prejudice the right of Landlord to thereafter render bills (or correct bills previously submitted) for such period of any subsequent period, nor constitute a waiver of, nor in any way impair the continuing obligation of Tenant to pay Tenant’s Proportionate Share of such Taxes and Insurance Charges. Photostatic copies of bills for taxes and insurance submitted by Landlord to Tenant shall be conclusive of the actual amount thereof. Landlord shall promptly supply a copy of the receipted bill to Tenant.
ARTICLE 8
COMMON AREA MAINTENANCE COST
8.1 Landlord grants to Tenant a non-exclusive license to use the. entrances, exits, parking areas, sidewalks and other portions of the Common Area (as hereinafter defined) as they are or may be from time to time constituted and designated by Landlord for the common usage of Landlord, Tenant, other tenants of the Building and their respective successors, assignees, employees, agents, customers, invitees and licensees. Notwithstanding any other provision of this Lease, Landlord shall be entitled to designate specific areas or spaces in the parking lot for the parking of automobiles and other vehicles of Tenant and Tenant’s employees, and upon such designation Tenant and Tenant’s employees shall park their automobiles and other vehicles only in such areas or spaces; provided, however, that Landlord covenants not to make any designation or change that adversely affects the Premises or Tenant’s business therein without first obtaining Tenant’s written consent thereto.
8.2 Tenant shall pay to Landlord, as an Additional Payment, on each Rent Payment Date, Landlord’s estimate of Tenant’s Proportionate Share of the Common Area Maintenance Costs (the “Common Area Maintenance Charge”).

“Common Area Maintenance Costs” shall mean the total costs and expenses incurred in operating, maintaining, repairing and replacing the Common Area including without limitation the costs and expenses of: painting; decorating; paving; lighting; electrical power; sanitary control; removal and/or relocation of snow and ice; removal and other treatment of trash, garbage and other refuse; cleaning of the Entire Property; gardening, maintenance and operation of underground sprinklers and landscaping; outdoor lighting; fire protection; water and sewer charges; insurance carried by Landlord as required hereunder; installing and renting of signs; maintenance, repair and replacement of utility systems serving the Common Area, including water, sanitary sewer and storm water lines, electric and other utility lines and pipes; security costs; the cost of operating machinery and equipment owned in and used in the operation, policing, maintenance and repair of the Common Area or the rental charges for such machinery and equipment; management fees and costs; reasonable holiday decorations; the cost of personnel (including applicable payroll taxes, workmen’s compensation insurance, and disability insurance) to implement all of the foregoing, including the policing of the Common Area; refurbishing the Common Area; necessary alterations, repairs and/or replacements to the heating, ventilation, air conditioning, electrical, mechanical, vertical transportation, and life safety systems, including the pipes, wiring, cabling, ducts and conduits forming an integral part of such systems, to the extent that such systems serve portions of the Entire Property in addition to or other than the Premises; fire and sprinkler systems; and a charge for administrative costs not to exceed ten percent (10%) of all of such costs. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Notwithstanding anything to the contrary set forth herein, Common Area Maintenance Costs shall exclude the following:
(i) expenses incurred specifically for other tenants, (ii) any expenses which are Capital Expenditures (defined herein), (iii) costs which are reimbursable by other Tenants or insurance proceeds, and (iv) leasing commission and attorneys’ fees involving disputes with other tenants, (v) the cost of altering, maintaining, repairing or replacing the structural elements of the Building, including the roof, foundation or exterior walls of the Project, and any other costs of any other capital improvements under generally accepted accounting principles; (vi) principal payments of mortgage and other non operating debts of Landlord; (vii) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (viii) costs in connection with leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (ix) costs incurred in connection with the sale, financing or refinancing of the Entire Property or any portion thereof; (x) fines, interest and penalties incurred due to the late payment of Taxes; (xi) repairs of any item to the extent reimbursement for the costs thereof is recovered under any applicable guaranty or warranty; (xii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (xiii) any penalties or damages that Landlord pays, unless caused in whole or in part by Tenant; (ixv) the costs of alterations, maintenance, repairs and improvements benefiting solely the premises leased to other tenants of the Building; and (xv) the costs of alterations, maintenance, repairs or replacements that are result of the negligence or willful misconduct of Landlord or Landlord’s contractors. As used herein, “Capital Expenditures” shall mean all expenditures during the year for both new and used structures and equipment chargeable to asset accounts for which depreciation or amortization accounts are ordinarily maintained.
8.3 Tenant’s Proportionate Share of the estimated Common Area Maintenance Costs shall be due and payable on each Rent Payment Date.
8.4 Any delay or failure of Landlord (not exceeding thirty days) in computing or billing shall not prejudice the right of Landlord to thereafter render bills (or correct bills previously submitted) for such period or any subsequent period, nor constitute a waiver of, nor in any way impair the continuing obligation of Tenant to pay Tenant’s Proportionate Share of the Common Area Maintenance Cost.
8.5 “Common Area” shall mean all areas and systems within the Entire Property that are available for the common use of tenants of the Building and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, retaining walls, common walls, landscaped areas, truck serviceways, pedestrian walks, outside courts and curb cuts.
8.6 Landlord shall deliver to Tenant within 120 days after the end of each calendar year during the Term a written statement (the “Statement”) setting out in reasonable detail Tenant’s Proportionate Share of the Common Area Maintenance Costs for such year certified to be correct by Landlord. If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of the estimated Tenant’s Proportionate Share of the Common Area Maintenance Costs during any calendar year (the “Actual Payments”) differs from the amount of Tenant’s Proportionate Share of the Common Area Maintenance Costs payable according to the Statement (the “Obligated Payments”), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within thirty (30) days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installment of Tenant’s Proportionate share of the Common Area Maintenance Charges in an amount equal to such overpayment.
8.7 Tenant shall have the right to examine Landlord’s books and records with respect to the items in each Statement during normal business hours at any time within sixty (60) days following Tenant’s receipt of such Statement. In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant (“CPA”), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis, and which CPA shall be subject to Landlord’s reasonable prior approval. Unless Tenant takes written exception to any item on the subject Statement within sixty (60) days following Tenant’s receipt of such Statement, such Statement shall be considered as final and accepted by Tenant. If Tenant timely provides such written exception to Landlord, but Landlord and Tenant disagree on the accuracy of Tenant’s Proportionate share of the Common Area Maintenance Charges as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. Any adjustment required to be made by reason of any such decision shall be made within fifteen (15) days thereof and payment shall be made or credit allowed in the manner set forth in Section 8.6 hereof If the adjustment is greater than 10% and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.
ARTICLE 9
REPAIR AND MAINTENANCE TO THE PREMISES
9.1 Tenant shall, at all times, maintain the Premises in a clean and safe condition and free from any dangerous condition, nuisance, or waste. Tenant shall be obligated to repair, replace and maintain in good working order, condition and repair, ordinary wear and tear excepted, the interior portions of the Premises and the following items, but only to the extent that such items solely serve the Premises: the heating and air conditioning, electrical, mechanical, vertical transportation, and life safety systems, including pipes, wiring, cabling, ducts and conduits forming an integral part of such systems.
9.2 Notwithstanding anything in this Lease to the contrary, Landlord shall be obligated (“Landlord’s Maintenance Obligation”) to do the following: (i) repair, replace and/or maintain the following in good working order, condition and repair, ordinary wear and tear excepted: (a) the structural components of the Building, including, without limitation, the roof of the Building and roof membrane, the foundation and floor slab of the Building, the load bearing exterior walls of the Building (collectively, the “Structural Elements”); and (b) the Common Areas. In no event shall Landlord be obligated to repair or replace any portion of the Premises pursuant to this Section 9.2 if the need for such repair or replacement is the result of the negligence or willful misconduct of Tenant or its employees, agents, contractors, licensees or invitees.
9.3 In the event that either party becomes aware of the need for any alteration, repair or replacement included in the other party’s maintenance obligations, it shall give written notice thereof, specifying in reasonable detail the need for alterations, repairs and/or replacements. Each party covenants and agrees to make and diligently pursue to completion all such alterations, repairs and replacements following such written notice. If either party fails to diligently pursue necessary alterations, repairs and/or replacements, the non-defaulting party shall be permitted to make necessary alterations, repairs and replacements and bill the defaulting party for the costs of the same. In the event of an emergency, the non-defaulting party shall attempt to provide the defaulting party with prompt notice, but shall be permitted to make necessary alterations or repairs and bill the defaulting party for the costs of the same, together with interest thereon at a rate of interest equal to 1% plus the New York prime rate or base rate (whichever is higher), as such rate is quoted in The Wall Street Journal.
ARTICLE 10
PURPOSE AND MANNER OF USE
10.1 Tenant shall use and operate the Premises for the purpose of an office, warehouse and manufacturing facility for the production of engineered materials and components for building product markets (the “Permitted Use”) and in full compliance with all governmental rules, regulations and requirements including, without limitation, obtaining and maintaining at Tenant’s cost, any and all licenses, permits and approvals necessary for the operation of Tenant’s business at the Premises. Tenant shall not use, or permit the use, of the Premises for any other use or purpose whatsoever, without the written consent of Landlord, which consent shall not be unreasonably withheld.
10.2 Tenant shall have access to the Premises and the Common Areas 24 hours a day, 365 days a year.
ARTICLE 11
UTILITIES
11.1 To the extent that the Premises are separately metered for a particular Utility (as hereinafter defined) service, Tenant shall pay directly to the applicable service provider when due all costs, charges and deposits related to Tenant’s consumption of water, gas, electricity, fuel, light, heat, power, telephone, sewage services or any other utilities or services (collectively, “Utilities”) servicing the Premises. For Utility services that are not separately metered, Tenant shall pay Landlord for Tenant’s actual use and consumption of such Utility services at the Premises within thirty (30) days of Tenant’s receipt of Landlord’s invoice for same. Subject to the provisions of Section 25 hereof, Landlord shall have no liability to Tenant or any other party for any inadequacy, cessation, or interruption of any Utilities. Tenant covenants and agrees not to install or utilize any equipment which may or will exceed or overload the capacity of any Utilities furnished or servicing the Premises or the Entire Property.
11.2 If Tenant shall fail to promptly pay any utility or communication charge for service, Landlord may, but shall not be obligated to pay such charge, and the sums so paid and any expenses incurred by Landlord in connection therewith shall be deemed to be an Additional Payment immediately due and payable by Tenant.
11.3 Tenant shall fail to promptly pay any utility service charge for which Landlord has billed Tenant or fails to pay within ten (10) days after the due date thereof any Fixed Rent, Landlord shall have the right, in addition to any other remedies available to Landlord by the terms of this Lease or at law, to cut off and disconnect any and all utilities billed by Landlord during the period for which such rent or utility bills remain unpaid. Landlord shall not be liable for damages nor shall the rent, including Fixed Rent and Additional Rent, hereinabove stipulated be abated on account of any failure of utility service when such failure is not due to the negligence of Landlord.
ARTICLE 12
ACCESS TO PREMISES
12.1 During normal business hours, and upon not less than twenty-four (24) hours’ advance notice to Tenant, Landlord shall have the right to access to the Premises for the purpose of examining the Premises or making any alterations, repairs or improvements thereto which Landlord may deem necessary for their safety or preservation, or for the purpose of examining or making any alterations, repairs or improvements to items passing over, under, along or through the Premises. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises in an emergency at any time. No action taken by Landlord in or upon the Premises in connection with the foregoing shall constitute an eviction of Tenant in whole or in part, and the rent reserved by this Lease shall not abate while any such repairs, alterations or improvements are being made, notwithstanding any loss or interruption of the business of Tenant; provided, however, that Landlord and Landlord’s agents and contractors shall, at all times, use reasonable efforts to minimize any interference with or disturbance of Tenant’s use of the Premises, Subject to Tenant’s option to extend the Term hereof, during the last six (6) months of the Term, Landlord and Landlord’s agents and invitees may enter the Premises at any reasonable time after twenty- four (24) hours’ notice to Tenant for the purpose of exhibiting the Premises to prospective tenants.
12.2 Tenant also acknowledges that the Premises are subject to an Ohio Environmental Protection Agency Director’s Final Findings and Orders dated April 7, 2008 (“Ohio EPA Order”) (a copy of which is attached as Exhibit “D”) and a Limited Site Access and Indemnification Agreement (the “Site Access Agreement”) dated September 5, 2007, between Edgetech I. G. Inc. and NCR Corporation, a copy of which is set forth in Exhibit “E” attached hereto. Tenant agrees that it shall not interfere with any party’s access to or compliance obligations as set forth in or performed in compliance with or furtherance of the Site Access Agreement or Ohio EPA Order. Tenant further acknowledges that the Premises may be subject to additional environmental covenants, restrictions and/or requirements as may be determined by Federal, State and/or local governmental agencies.
ARTICLE 13
INSURANCE

13.1 Tenant shall at all times maintain, at its sole cost and expense, insurance on the Premises of the following character:
(a) Tenant, at its own cost and expense agrees to secure (i) commercial general liability insurance with no less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage per occurrence, Five Million Dollars ($5,000,000.00) policy aggregate and One Million Dollars ($1,000,000.00) per location limit including personal injury, broad form contractual liability, products liability; (ii) umbrella liability insurance with limits no less than Two Million Dollars ($2,000,000.00) over the commercial general liability policy and Two million Dollars ($2,000,000.00) in the aggregate; and (iii) all-risk property insurance in an amount adequate to cover the full replacement value of all fixtures, equipment and other items of personal property of Tenant located within the Premises.
(b) The policies shall be written by responsible insurance companies authorized to do business in the State of Ohio.
(c) Workmen’s compensation insurance covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, or in lieu of such Workmen’s Compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the Ohio Industrial Commission. Such insurance shall be written by companies of recognized financial standing, which are authorized to conduct insurance business in the State of Ohio.
13.2 Tenant shall deliver to Landlord promptly after the execution and delivery of this Lease, certificates of insurance reasonably satisfactory to Landlord, evidencing the insurance which is required to be maintained by Tenant hereunder, and Tenant shall, within thirty (30) days after the expiration of any such insurance, deliver additional certificates of insurance evidencing the renewal of such insurance. Should Tenant fail to effect, maintain or renew any insurance provided for in this Article, or to pay the premiums therefor, or to deliver to Landlord any of such certificates, then and in any said events Landlord, at Landlord’s option, but without obligation so to do, may upon thirty (30) days’ notice to Tenant, procure such insurance, and any sums expended by Landlord to procure such insurance shall be deemed to be an Additional Payment immediately due and payable by Tenant.
13.3 Landlord shall maintain (a) “all-risk” property insurance covering the Entire Property (at its full replacement cost), but excluding Tenant’s trade fixtures and personal property, and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Entire Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, in the amount of not less than $1,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, and (c) rent loss insurance, with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord. Landlord shall deliver to Tenant promptly after the execution and delivery of this Lease, certificates of insurance reasonably satisfactory to Tenant, evidencing the insurance which is required to be maintained by Landlord hereunder, and Landlord shall, within thirty (30) days after the expiration of any such insurance, deliver additional certificates of insurance evidencing the renewal of such insurance.
ARTICLE 14
WAIVER OF SUBROGATION
14.1 To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Entire Property, or (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against or required to be insured against by Landlord or Tenant under this Lease. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this Section.
ARTICLE 15
CASUALTY
15.1 Tenant shall promptly notify Landlord in writing of any damage to or destruction of the Premises from any cause whatsoever.

15.2 If the Premises shall be damaged or injured by any cause covered by Landlord’s insurance, Landlord shall either (i) to the extent sufficient insurance proceeds have been received by Landlord, effect the repair thereof as promptly as reasonably possible, delays beyond Landlord’s control excepted, and this Lease shall remain in full force and effect or (ii) notify Tenant that Landlord elects to terminate this Lease no later than 180 days after the date of damage or injury to the Premises. Under no circumstances shall Landlord be required to replace or repair Tenant’s stock in trade, fixtures, furniture, furnishings, equipment, leasehold improvements or other such items.
15.3 If during the period following any damage to or destruction of the Premises, Tenant shall be deprived of the occupancy of any portion of the Premises, the Fixed Rent and any Additional Payments payable hereunder shall be proportionately adjusted corresponding to the time during which and to the portion of the Premises of which Tenant shall be deprived.
15.4 In the event of any termination of this Lease pursuant to the provisions of this Article, Landlord and Tenant shall thereupon be released from any further liability hereunder, except that each party hereunder shall remain liable for all obligations and liabilities of such party under this Lease, which have arisen on or prior to such date of termination, including, but not by way of limitation, Tenant’s liability for the payment of the Fixed Rent and Additional Payments.
ARTICLE 16
CONDEMNATION
16.1 If the whole of the Premises, or any part of the improvements located thereon as to render the balance completely unusable by Tenant, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, together with any and all rights and obligations of Landlord and Tenant existing or arising in or to the same or any part thereof. In the event of a partial taking which does not result in a termination of this Lease, the Fixed Rent and Additional Payments shall be apportioned according to the part of the Premises remaining useable by Tenant. Landlord may, without any obligation or liability to Tenant other than reasonable notice, stipulate with any condemning authority for a judgment of condemnation with the necessity of a formal suit or judgment of condemnation, and the date of the taking shall be deemed the date the agreed to under the terms of said agreement or stipulation.
16.2 In the event the Premises or any of the improvements located thereon, whether in whole or in part, shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose as set forth above, whether this Lease is terminated thereby or otherwise continues to be in force and effect, the entire compensation award thereof, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, will belong to Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award to Landlord. However, Tenant shall have the right to recover from the condemning authority, but not the Landlord, any such compensation as may be separately awarded to Tenant on account of interruption of Tenant’s business, for moving and relocation expenses.
16.3 In the event of any termination of this Lease pursuant to the provisions of this Article, Landlord and Tenant shall thereupon be released from any further liability hereunder, except that each party hereunder shall remain liable for all obligations and liabilities of such party under this Lease, which have arisen on or prior to such date of termination, including, but not by way of limitation, Tenant’s liability for the payment of the Fixed Rent and Additional Payments.
ARTICLE 17
ALTERATIONS AND IMPROVEMENTS
17.1 Tenant shall make no alterations or improvements in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be deemed to be the agent of Landlord with respect to any contracts entered into or work done regardless of such consent. Tenant shall indemnify Landlord against any and all mechanics’ liens or other liens or claims in connection with the construction of any permitted alterations or improvements by Tenant and shall pay when due all costs, expenses and charges therefor.
17.2 All alterations or improvements (whether or not made or installed with the prior written consent of Landlord) shall be and remain part of the Premises and the property of Landlord and subject to this Lease; but personal property and removable trade fixtures of tenant shall not be deemed to become a part of the Premises and the property of Landlord unless so affixed to the Premises that their removal will substantially damage the Premises.
17.3 All personal property and fixtures placed in or about the Premises shall be at Tenant’s own risk. Tenant shall be responsible for and shall pay when due and payable all municipal, county, state or other taxes assessed during the Term of this Lease against any improvements or alterations made by Tenant to the Premises or against any personal property or fixtures placed by Tenant in, upon or about the Premises.
17.4 Provided Tenant shall have fully performed all of Tenant’s obligations under this Lease, Tenant may, at the expiration or other termination of this Lease, remove all of its personal property and trade fixtures permitted to be removed, but any and all damage to the Premises resulting from or caused by such removal shall be promptly repaired by Tenant at Tenant’s expense. If at the expiration or other termination of this Lease, Tenant fails to remove any personal property, trade fixtures or other property herein permitted to be removed, such property and fixtures shall be deemed abandoned by Tenant and shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, with the costs of any such removal being borne by Tenant.
ARTICLE 18
SIGNS
18.1 Tenant shall not place any signs, lettering, awnings or advertising material of any kind on the exterior walls of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, at Tenant’s sole cost, shall (i) obtain required governmental permits for, and maintain in good condition and repair at all times, any such sign, lettering, awning or advertising matter, and (ii) remove any such item at the expiration or termination of the term hereof and repair any damage to the Premises resulting there from. Notwithstanding the foregoing, Landlord hereby consents to the size and location of any signage currently located on the Premises.
ARTICLE 19
ASSIGNMENT AND SUBLEASING
19.1 If Tenant intends to assign its interest in this Lease or to sublet all or a substantial part of the Premises, Tenant shall give Landlord thirty (30) days’ notice prior to the intended assigning or subletting, specifying therein the date of such intended assigning or subletting and the name of the intended assignee or subtenant. No assignment of sublease shall be effective unless (i) Landlord consents in writing to such assignment or sublease, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) such assignee or subtenant shall not change the use of the Premises from the Permitted Use and shall be bound by all of the terms and provisions of this Lease, and (iii) Tenant shall not be released from any of its obligations hereunder.
19.2 Notwithstanding the foregoing, Landlord’s consent shall not be required for any assignment or sublease to an Affiliate. As used herein, the term “Affiliate” shall mean (a) the company that wholly owns Tenant, (b) any company that is wholly owned by the company that holly owns Tenant, and (c) any entity into which Tenant may merge or consolidate or which acquires all or substantially all of the stock or assets of Tenant.
19.3 In the absence of compliance with this provision, no attempted assigning or subletting or other transfer shall be of any force or effect whatsoever.
ARTICLE 20
SUBORDINATION
20.1 Subject to the provisions of this Section 20, Tenant hereby waives the priority of Tenant’s interest in the Premises arising by virtue of this Lease and subordinates its interest to any mortgage lien or lien resulting from any method of financing or refinancing which may become necessary or desirable to Landlord from time to time. Within fifteen (15) days of Landlord’s request, Tenant shall execute such instruments as may be required by any prospective mortgagee or lien holder in order further to effectuate this waiver of priority and subordination of Tenant’s interest; provided, however, that any such subordination agreement shall contain a non-disturbance clause in favor of Tenant assuring Tenant of its continued rights under this Lease so long as there exists no default by Tenant beyond applicable notice and cure periods and such agreement is otherwise reasonably acceptable to Tenant.

ARTICLE 21
DEFAULT
21.1 Any one of the following occurrences or acts shall constitute an Event of Default by Tenant under this Lease: (a) Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before an administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease) (i) fails to make any payment of Fixed Rent and such failure shall continue for five (5) business days after any such payment has become due, (ii) fails to make any payment of Additional Payments or other sum herein required to be paid by Tenant and such failure shall continue for five (5) business days after any such payment has become due, or fails to observe or perform any other provision hereof within five (5) business days after Landlord shall have delivered to Tenant notice of such failure, (iii) receives two or more notices within any twelve (12) month period of an Event of Default for failure to make timely payment of Fixed Rent under this Lease (irrespective of whether or not the defaults have been cured and irrespective of whether the notices pertained to the same or different defaults), or (iv) receives two (2) or more notices within any twelve (12) month period of any other Event of Default under this Lease (irrespective of whether or not the defaults have been cured and irrespective of whether the notices pertained to the same or different defaults); (b) Tenant files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or is adjudicated a bankrupt or insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law is filed in any court; (c) a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Premises is appointed in any proceeding brought by Tenant, or any such receiver, trustee or liquidator is appointed in any proceeding brought against Tenant, or Tenant consents to or acquiesces in such appointment; (d) Tenant’s interest in the Premises by virtue of this Lease or any of Tenant’s assets is seized under a levy of execution or attachment; or (e) it is disclosed that Tenant made material misrepresentations to Landlord in connection with its entering into this Lease.
21.2 This Lease and the term and estate hereby granted are subject to the limitation that whenever an uncured Event of Default shall have occurred, Landlord may, at Landlord’s election and without notice or resort to legal process, with or without declaring the term of this Lease ended, re-enter and take possession of the Premises immediately and remove all persons and their property therefrom and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and do such further acts as may be necessary and advisable to recover immediate possession of the Premises, without being deemed guilty in any manner of trespass and without releasing Tenant from its obligation to pay the Fixed Rent and Additional Payments reserved hereunder, and Tenant shall indemnify Landlord against and shall reimburse Landlord for, all loss of rent and other damages and expenses which Landlord may incur by reason of Tenant’s default, including but not limited to brokerage commissions, advertising expenses, and reasonable legal expenses. Landlord may also re-enter as herein provided, or take possession pursuant to law, and may, from time to time, without terminating this Lease, make such alterations and repairs as maybe necessary in order to relet the Premises, and Landlord may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms, covenants and conditions as Landlord in Landlord’s sole discretion may deem advisable without in any manner releasing Tenant from the obligations of this Lease or entitling Tenant to any setoff whatsoever against any monies due Landlord from Tenant for any reason. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous uncured Event of Default. Any steps taken by Landlord pursuant to the foregoing shall be without prejudice to, and shall not be exclusive of, any other remedies or damage, which may be available to Landlord.
21.3 Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (a) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease after its termination by order or judgment of any court, by any legal process or writ or under the terms of this Lease, and (b) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress of rent.
21.4 In the event Tenant shall be in default (beyond any applicable notice and cure periods) in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all the expenses incurred in connection therewith including reasonable attorneys’ fees.

21.5 It is mutually agreed that if Landlord shall be in default in performing any of the terms and provisions of this Lease, and fails to cure such default within thirty (30) days after the date of receipt of a written notice of default from Tenant; then, and in any of said events, Tenant, at Tenant’s option, shall have the right to exercise such rights and remedies as are available under the law or in equity to cure and/or remedy Landlord’s default or otherwise compensate Tenant therefor, including, without limitation, all rights and remedies expressly set forth in this Lease. If Tenant provides Landlord with a second notice of default and notice of its intent to terminate this Lease and (i) such default remains unremedied for an additional cure period of thirty (30) days or (ii) in the case of a default that cannot be remedied within such additional thirty (30) day period, if Landlord has failed to actively pursue a remedy during such period, Tenant may cancel and terminate this Lease as of the date set forth in such second notice, and all right, title, and interest of Tenant hereunder shall terminate in the same manner and with the same force and effect, except as to Tenant’s and Landlord’s, as the case may be, liability hereunder for any breaches hereunder or for the performance of any indemnities or other continuing responsibilities, as of the date fixed in the notice of cancellation and termination was the end of the Term herein originally determined.
21.6 Tenant’s payment of rent with knowledge of default by the Landlord shall not be construed as a waiver of any such default by Landlord and shall not be construed as a waiver of any rights or remedies available to Tenant. Failure by Tenant to enforce any other provisions hereunder for any length of time shall not be deemed a waiver of Tenant’s rights set forth in this Lease, but such waiver may only be made by instrument in writing and signed by the Tenant.
21.7 Tenant shall have such other rights and remedies as are available under the law or in equity to cure and/or remedy Landlord’s default or otherwise compensate Tenant therefor, including, without limitation, (i) the right to cure such default on Landlord’s behalf and at Landlord’s sole cost and expense, and to offset rent to the extent Landlord does not reimburse Tenant for such costs within thirty days of written demand for reimbursement, which offset shall not exceed in any one month fifty percent (50%) of the monthly installment of Annual Rent, and (ii) all other rights and remedies set forth in this Lease.
21.8 Without limiting any of Tenant’s rights and remedies under this Lease, at law or in equity and notwithstanding anything in this Lease to the contrary, if the Premises or any part thereof shall become untenantable for at least three (3) consecutive days as a result of Landlord’s failure to perform its duties under this Lease, then all Fixed Rent and Additional Payments shall commence to abate from and after said untenantability as to such untenantable portion until such time as the same becomes tenantable again.

ARTICLE 22
PREVAILING PARTY FEES
22.1 If any legal action, arbitration or other proceeding is commenced to enforce any provision of this Lease, the prevailing party shall be entitled to an award of its reasonable and actual expenses incurred in such proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.
ARTICLE 23
LIENS
23.1 Tenant shall not, directly or indirectly, create or permit to be created or to remain and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Premises or any part thereof or Tenant’s interest therein or the Fixed Rent or Additional Payments payable under this Lease, other than any mortgage, lien, encumbrance or other charge created by or resulting from any act of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, material man or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.
ARTICLE 24
INDEMNIFICATION
24.1 Tenant hereby indemnifies, defends and holds Landlord harmless from and against any and all claims, losses, costs, damages (actual, but not consequential or speculative), judgments, causes of action, administrative proceedings and third party expenses (including, but not limited to, all reasonable attorneys’ fees and expenses) actually suffered or incurred by Landlord as the result of any negligent, willful or intentional acts or omissions of any or all of Tenant, Tenant’s agents and any parties within the control of either or both of Tenant or Tenant’s agents, including, without limitation, any breach by Tenant of any of its warranties and representations under this Lease. In the event that any action or proceeding is brought against Landlord, and the foregoing indemnity is applicable to such action or proceeding, then Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.
24.2 Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all claims, losses, costs, damages (actual, but not consequential or speculative), judgments, causes of action, administrative proceedings and third party expenses (including, but not limited to, all reasonable attorneys’ fees and expenses) actually suffered or incurred by Tenant as the result of any negligent, willful or intentional acts or omissions of any or all of Landlord, Landlord’s agents and any parties within the control of either or both of Landlord or Landlord’s agents, including, without limitation, any breach by Landlord of any of its warranties and representations under this Lease. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Entire Property, and Tenant agrees to look solely to Landlord’s interest in the Entire Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 24.2 shall survive the expiration or termination of this Lease.
ARTICLE 25
INTERRUPTION OF SERVICES
25.1 Landlord does not covenant that Utilities and other Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or any other cause beyond the reasonable control of Landlord. No such interruption of Utilities or other Building services shall be deemed a constructive eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of Utilities or other Building services. In the event of any such interruption or stoppage of Utilities or other Building services, Landlord shall use commercially reasonable efforts to have such services promptly resumed.

25.2 Notwithstanding the foregoing, in the event that any such interruption in Utilities or other services to be provided by Landlord hereunder is caused by the gross negligence or willful misconduct of Landlord, and if such interruption causes the Premises to be untenantable, and as a result thereof and Tenant cannot use the Premises for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Fixed Rent and Additional Payments payable by Tenant shall be abated until the earliest to occur of (a) the date such interruption is remedied, (b) the date the Premises are again tenantable or (c) the date Tenant resumes use of the Premises.
ARTICLE 26
ATTORNMENT
26.1 Tenant shall, in the event any proceedings are brought for the foreclosure of (whether by judicial sale or otherwise), or in the event of the exercise of the power of sale under, any mortgage made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize any such purchaser as Landlord under this Lease; provided, however, that Tenant’s obligation hereunder to attorn to such purchaser will be conditioned upon Tenant’s receipt of a non-disturbance agreement from such purchaser assuring Tenant of Tenants continued rights under this Lease, so long as there exists no default by Tenant beyond applicable notice and cure periods, and such non-disturbance agreement is otherwise reasonably acceptable to Tenant.
ARTICLE 27
ESTOPPEL CERTIFICATES
27.1 Within ten (10) business days of either party’s request, Landlord or Tenant, as applicable, will execute either an estoppel certificate or a three-party agreement among Landlord or Tenant, as applicable, and any third party dealing with Landlord or Tenant certifying to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of Landlord or Tenant, as applicable, and such third party. Either party’s failure to provide such an estoppel certificate within the ten (10) business day period specified above, and the continuation of such failure for a period of five (5) business days after the requesting party delivers a second written notice requesting same, shall constitute an Event of Default under this Lease.
ARTICLE 28
ACCORD AND SATISFACTION
28.1 No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent or Additional Payments herein stipulated shall be deemed to be other than on account of the earliest rent due, and no endorsement or statement on any check or any letter accompanying a check for payment of rent shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord shall remain.
ARTICLE 29
NO PARTNERSHIP
29.1 Landlord is not in any way, at any time or for any purpose a partner of Tenant in the conduct of Tenant’s business, or otherwise, or a joint venturer or member of a joint enterprise with Tenant in regards to Tenant’s business.
ARTICLE 30
HOLDOVER
30.1 If Tenant shall remain in possession of the Premises after the expiration of the Term of this Lease, no action by Landlord, by accepting rent or otherwise, shall be construed as recognition by Landlord of a continuing tenancy or as creating any additional renewal term of the same duration as the term of this Lease or a tenancy from year to year or month to month, but any continuing occupancy shall be deemed to be a tenancy from day to day only, governed in all things, except as to the term, by the provisions of this Lease with the exception of rent. The rental amount during any holdover period shall be an amount equal to the rent paid during the period of time immediately preceding the holdover times One Hundred and Fifty percent (150%).

ARTICLE 31
WAIVER OF STATUTORY LIENS
31.1 LANDLORD HEREBY WAIVES AND DISCLAIMS ALL STATUTORY AND CONSTITUTIONAL LANDLORD LIEN RIGHTS IN TENANT’S FURNITURE, FIXTURES, TRADE FIXTURES, EQUIPMENT, MERCHANDISE, AND OTHER PROPERTY NOW OR HEREAFTER PLACED AT THE PREMISES.
ARTICLE 32
RELEASE
32.1 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or the Entire Property, and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor- in-interest of Landlord for the performance of such obligations, provided the successor-in-interest expressly assumes in writing all obligations of Landlord under this Lease accruing from and after the date of such transfer.
ARTICLE 33
QUIET ENJOYMENT
33.1 Tenant, so long as there exists no default by Tenant after applicable notice and cure periods, shall and may peaceably and quietly hold and enjoy the Premises for the Term. Landlord agrees to warrant and defend Tenant’s right to such occupancy, use, and enjoyment and the title to the Premises against the claims of any and all persons whomsoever lawfully claim the same, or any part thereof, for the Term. Further, Landlord covenants that as long as there exists no default by Tenant beyond applicable notice and cure periods, and except as expressly permitted herein, Landlord will not interfere with the use and enjoyment of the Premises and the operation of Tenant’s businesses in, on or about the Premises during the Term.
ARTICLE 34
NOTICES
34.1 All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered or certified mail, postage prepaid, addressed to Tenant at Edgetech I.G., Inc., Attention: Mike Hovan, 800 Cochran Road, Cambridge, Ohio 43725, with a simultaneous copy (which shall not constitute notice) to: Quanex Building Products Corporation 1900 West Loop South, Suite 1500, Houston, Texas 77027, Attention: General Counsel, and (b) with respect to Landlord, sent by registered or certified mail, postage prepaid, addressed to: Lauren Real Estate Holdings LLC, Attention: Kevin E. Gray, at 2228 Reiser Avenue, New Philadelphia, Ohio 44663, with copies to Daniel A. Minkler, Esq., Day Ketterer Ltd., P.O. Box 24213, Canton, Ohio 44701-4213. Landlord and Tenant shall each have the right from time to time to specify as their or its address for purposes of this Lease any other address upon giving written notice thereof to the other party in the manner set forth in this Article.
ARTICLE 35
SURRENDER
35.1 Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord in the same good order and condition in which the Premises were originally received from Landlord at the commencement of this Lease, excepting reasonable wear and tear or as repaired or altered as provided in or required by an provision of this Lease. Tenant shall remove from the Premises on or prior to such expiration or earlier termination all property situated thereon which is not owned by Landlord, and, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by or resulting from such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and resulting damage shall be borne by Tenant.
ARTICLE 36
SEVERABILITY

36.1 Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligations to perform each and every covenant binding upon Tenant. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be enforced to the extent permitted by law.
ARTICLE 37
BINDING EFFECT
37.1 All of the terms, covenants and conditions contained in this Lease shall be binding upon the respective heirs, personal representatives, successors and assigns of Landlord and Tenant and shall inure to the benefit of the successors and assigns of Landlord and the permitted heirs and assigns of Tenant to the same extent as if each such person or entity were in each case named as a party to this Lease; provided, however, that this Lease shall not be binding on Landlord or its successors if Landlord has been released from its obligations under this Lease.
ARTICLE 38
MISCELLANEOUS
38.1 The individuals signing this Lease on behalf of each party hereto represent and warrant that they have the requisite power and authority to bind such party.
38.2 This Lease may not be changed, modified, amended or discharged except by a writing signed by Landlord and Tenant.
38.3 This Lease shall not be recorded, but a memorandum thereof may be recorded by either party.
38.4 Time shall be of the essence with respect to each and every one of the dates, time periods and time limitations set forth in this Lease.
38.5 The representations set forth herein shall survive the termination of this Lease.
38.6 This Lease may be executed in multiple counterparts, each of which shall be an original, and together shall constitute one and the same instrument.
ARTICLE 39
TITLES
39.1 The titles to the various provisions of this Lease have been inserted for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.
ARTICLE 40
GOVERNING LAW
40.1 This Lease shall be governed by and interpreted under the laws of the State of Ohio.
ARTICLE 41
ENVIRONMENTAL
Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials (as defined in Section 41.1) on the Premises:
41.1 Definitions. For purposes of this Article 41:
(a) “Claims” shall include, without limitation, claims, demands, suits, causes of action for personal injury or property damage (including any depreciations of property values, lost use of property, or consequential damages arising directly or indirectly out of

Environmental Conditions); actual or threatened damages to natural resources; claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under any Environmental Laws; a requirement to implement corrective action pursuant to any order or permit issued pursuant to any Environmental Laws; claims for restitution, contribution or equitable indemnity from third parties or any Governmental Entity; fines, penalties, or liens against property; claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and, with regard to any present or former employees, exposure to or injury from Environmental Conditions.
(b) “Environmental Conditions” means conditions of the environment, including waterways, natural resources (including flora and fauna), soil, surface water, groundwater, any present or potential drinking water supply, subsurface strata or the ambient air, including transboundary migration onto the Premises, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, Release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened Release of Hazardous Materials.
(c) “Environmental Law” means all laws, rules, regulations, statutes, ordinances, decrees or orders of any Governmental Entity relating to (i) the control of any potential pollutant or protection of human health or the environment (including air, water or land), (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (1) the terms and conditions of any license, permit, approval, or other authorization by any Governmental Entity, and (2) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Entity. The term “Environmental Law” shall include, but not be limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C, § 1251 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., and any state, county, or local laws and regulations similar thereto.
(d) “Expenses” shall include any liability, loss, cost or expense including, without limitation, costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by Governmental Entities, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance, testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs incurred by Government Entities.
(e) “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.
(f) “Hazardous Materials” means any (i) toxic or hazardous materials or substances; (ii) solid wastes, including asbestos, polychlorinated biphenyls, mercury, flammable or explosive materials; (iii) radioactive materials; (iv) petroleum or petroleum products (including crude oil); and (v) any other chemical, pollutant, contaminant, substance or waste that is regulated or for which liability or standards of care are imposed under any Environmental Law.
(g) “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into the environment.
41.2. Environmental Indemnification.
(a) Tenant agrees to indemnify, defend and hold harmless Landlord, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as “Landlord”) from and against any Claims or Expenses which may be imposed upon or incurred by Landlord or asserted against Landlord by any other party or parties (including Governmental Entities), in connection with or arising out of or related to; (i) any Environmental Condition caused by Tenant or (ii) the operations or activities of Tenant, its employees, agents, invitees or Tenant’s independent contractors at the Premises after the Effective Date, including without limitation, any Claims or Expenses resulting from the alleged exposure of any person to Environmental Conditions caused by Tenant. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Entity due to the presence of any Hazardous Material in the soil or groundwater on or under the Premises.
(b) Landlord agrees to indemnify, defend and hold harmless Tenant, its subsidiaries, affiliates, successors and assigns and its respective directors, officers, employees, shareholders, representatives, agents and members (hereinafter referred to collectively as “Tenant”) from and against any Claims or Expenses which may be imposed upon or incurred by Tenant or asserted against Tenant by any other party or parties (including Governmental Entities) in connection with or arising out of or related to: (i) any Environmental Condition not caused by Tenant or the operations or activities of Tenant, its employees, agents, invitees or Tenant’s independent contractors at the Premises after the Effective Date; or (ii) the operations or activities of Landlord, its employees, agents, invitees or Landlord’s independent contractors at the Premises after the Effective Date, including without limitation, any Claims or Expenses resulting from the alleged exposure of any person or property to Environmental Conditions not caused by Tenant or the operations or activities of Tenant, its employees, agents, invitees or Tenant’s independent contractors at the Premises after the Effective Date. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Entity due to the presence of any Hazardous Material in the soil or groundwater on or under the Premises.
(c) Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Landlord or Tenant results in contamination of the Premises, then the party that caused such contamination shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that the other party’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.
(d) Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant have any liability or obligation whatsoever with respect to the presence of any Hazardous Material in, on, under or about the Premises on or before the Effective Date not caused by Tenant or the operations or activities of Tenant, its employees, agents, invitees or Tenant’s independent contractors at the Premises on or before the Effective Date (including, without limitation, the presence of asbestos-containing materials or lead paint), and Landlord shall indemnify, defend and hold Tenant harmless from any and all Claims and Expenses which may arise as a result thereof.
(e) The provisions of this Section 41.2 shall survive, and remain in full force and effect after, the expiration or earlier termination of the Lease.
41.3 Tenant shall at all times comply with all applicable Environmental Laws relating to the storage, use, transport and disposal of Hazardous Materials.
41.4 Landlord specifically reserves herein any claims it may have or will assert against either (i) AT & T Global Information Solutions Company and/or its successors and/or assigns pursuant to the indemnification provisions set forth in a certain Purchase Agreement dated April 15, 1994, between AT & T Global Information Solutions Company and Lauren Manufacturing Company, a copy of which is specifically incorporated herein by reference, or (ii) NCR Corporation and/or its successors and/or assigns pursuant to the Site Access Agreement.
ARTICLE 42
OPTION TO PURCHASE
42.1 Beginning on the fifth (5th) anniversary of the Effective Date and continuing for the remainder of the Term (the “Option Period”), Tenant shall have the right and option (the “Option”) to purchase the Premises as a commercial condominium unit from Landlord for its then-current fair market value as determined by appraisal by three appraisers, one selected by Tenant, one selected by Landlord and the third chosen by the selected appraisers, and on such other terms and conditions as may be mutually agreeable to the parties. Landlord shall convey free and clear title to Tenant by general warranty deed, and all closing costs, excluding any and all costs and expenses related to preparation of the condominium declaration, plats, drawings and other documents (collectively, the “Condominium Documents”) necessary to convert the Building, or any one of them, to a commercial condominium regime under Ohio law (the “Condominium Conversion”), shall be split or prorated as is usual and customary for commercial transactions in Cambridge, Ohio.

42.2 Notwithstanding anything to the contrary contained in Section 42.1, if LMI exercises the LMI Option prior to the fifth (5th) anniversary of the Effective Date, then the Option Period hereunder shall be deemed redefined, without any further action required by the parties hereto, as the period beginning on the date of LMI’s exercise of the LMI Option, as set forth in the Notice of LMI Exercise (as hereinafter defined), and ending on the last day of the Term hereof. Landlord covenants and agrees to notify Tenant in writing (the “Notice of LMI Exercise”) within two (2) days following LMI’s exercise of the LMI Option.
42.3 If LMI exercises the LMI Option prior to Tenant’s exercise of the Option hereunder, then Tenant shall not be responsible for any portion of the costs and expenses associated with the Condominium Conversion or with preparation of the Condominium Documents. If Tenant exercises its Option prior to LMI’s exercise of the LMI Option, then, at the closing of the purchase and sale of the Premises, Tenant shall reimburse Landlord for Tenant’s Proportionate Share of the costs and expenses actually incurred by Landlord in connection with the Condominium Conversion and preparation of the Condominium Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the dates set forth below their respective signatures, but to be effective as of the Effective Date.

LANDLORD:

LAUREN REAL ESTATE HOLDING LLC

By:	Kevin E Gray
Its:	Manager
Date:	3/30/2011

TENANT:

EDGETECH I. G., INC.

By:	Michael B. Hovan
Its:	President
Date:	31 March 2011

STATE OF OHIO	)
) SS:
COUNTY OF	Stark	)
Before me, a Notary Public in and for said State and County, personally appeared the above- named Lauren Real Estate Holding LLC, an Ohio Limited Liability Company, by Kevin E. Gray, its Manager, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company and that the same is the free act and deed of said limited liability company and his free act and deed personally and as such member.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Canton, Ohio, this 30th day of March, 2011.

Notary Public

STATE OF OHIO	)
) SS:
COUNTY OF	Stark	)
Before me, a Notary Public in and for said State and County, personally appeared the above- named Edgetech I.G., Inc., an Ohio corporation, by Michael B. Hovan, its President who acknowledged that he did sign the foregoing instrument and the same is his free act and deed and the free act and deed of the corporation.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Canton, Ohio, this 31st day of March, 2011.

Notary Public
This Instrument Prepared By:
Thomas E. Hartnett, Esq.
DAY KETTERER LTD.
P.O. Box 24213
Canton, Ohio 44701 -4213
EXHIBIT “A”
DESCRIPTION OF THE LAND
[ATTACHED]

EXHIBIT “A”
PARCEL 1:
SITUATED IN THE CITY OF CAMBRIDGE, TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY, STATE OF OHIO AND BEING PART OF RANGE 3, TOWNSHIP 2, FOURTH QUARTER OF THE UNITED STATES MILITARY LANDS.
BEGINNING AT THE NORTHEAST CORNER OF CAMBRIDGE IMPROVEMENT SECOND ADDITION AS FOUND IN CABINET 3, SLIDE 414, GUERNSEY COUNTY PLAT RECORDS; THENCE N 89° 33’ 29” E ALONG THE SOUTH LINE OF THE B. & O. RAILROAD A 100 FOOT RIGHT OF WAY 350.49 FEET TO 1” AXLE FOUND AND THE TRUE PLACE OF BEGINNING;

1.
THENCE CONTINUING N 39° 33’ 29” E, ALONG THE SOUTHERLY LINE OF SAID B. & O. RAILROAD 1854.30 FEET TO THE CENTER OF CAMBRIDGE-BYES VILLE ROAD (PASSING OVER A 5/8” REBAR WITH SPILKER CAP FOUND AT 1824.54 FEET);

2.	THENCE S 06° 37’ 31” E ALONG THE CENTER OF SAID CAMBRIDGE-BYES VILLE ROAD 50.00 FEET;

3.	THENCE S 19° 16’ 31” E CONTINUING ALONG THE CENTER OF SAID CAMBRIDGE-BYESVILLE ROAD 50.00 FEET;

4.	THENCE S 33° 04’ 31” E CONTINUING ALONG THE CENTER OF SAID CAMBRIDGE-BYESVILLE ROAD 40.00 FEET;

5.	THENCE S 89° 20’ 10” W 17.41 FEET TO A NAIL FOUND;

6.	THENCE S 22° 20’ 12” E ALONG THE WEST SIDE OF SAID CAMBRIDGE-BYESVILLE ROAD 44.55 FEET TO A INSERT “5/8” REBAR WITH SPILKER CAP FOUND;

7.	THENCE S 43° 40’ 28” E ALONG THE WEST SIDE OF SAID CAMBRIDGE-BYESVILLE ROAD 180.73 FEET;

8.
THENCE N 81° 14’ 46” W ALONG THE NORTHERLY LINE OF A TRACT OF LAND NOW OR FORMERLY OWNED BY ROBERTA GEESE (VOL. 239. PG. 561) 241.70 FEET TO INSERT “5/8” REBAR WITH SPILKER CAP FOUND (PASSING OVER A 1/2” REBAR WITH H & A CAP SET AT 24.00 FEET);

9.
THENCE S 08° 45’ 34” W ALONG THE WESTERLY LINE OF TRACTS OF LAND NOW OR FORMERLY OWNED BY SAID ROBERTA GEESE, PAUL & PEGGY KARR (VOL. 378, PG. 125) AND THE CITY OF CAMBRIDGE (VOL. 230, PG. 375) 452.57 FEET TO A 1/2 REBAR WITH H & A CAP SET;

10.
THENCE S 78° 44’ 34” E ALONG THE NORTHERLY LINE OF LOTS 14 THRU 22 IN NOAH ANKER 2ND ADDITION AS FOUND IN CABINET 3, SLIDE 427, GUERNSEY COUNTY PLAT RECORDS 348.95 FEET TO A 1/2” REBAR WITH H & A CAP SET;

11.	THENCE S 11° 17’ 52” W ALONG THE EASTERLY LINE OF SAID LOT 22,116.64 FEET TO A 1/2” REBAR WITH H & A CAP SET;

12.	THENCE N 78° 44’ 34” W ALONG THE NORTHERLY LINE OF WATSON AVENUE A 40 FOOT PUBLIC RIGHT OF WAY AND THE SOUTHERLY LINE OF SAID LOTS 14 THRU 22, 343.73 FEET TO A “5/8” REBAR WITH SPILKER CAP FOUND;

13.	THENCE N 81° 32’ 24” W ALONG THE SOUTHERLY END OF A VACATED ALLEY 14.94 FEET TO A 5/8” REBAR FOUND;

14.	THENCE S 08° 45’ 20” W ALONG THE WESTERLY LINE OF A 15 FOOT ALLEY 201.79 FEET TO A 5/8” REBAR FOUND;

15.	THENCE S 43° 38’ 51” E ALONG THE SOUTHERLY END OF COCHRAN AVENUE A 60 FEET PUBLIC RIGHT OF WAY 18.86 FEET TO A NAIL FOUND;

16.	THENCE S 08° 44’ 27” W ALONG THE WESTERLY LINE OF THIRD AVENUE A 50 FOOT PUBLIC RIGHT OF WAY 450.01 FEET TO A 5/8” REBAR FOUND;

17.	THENCE N 81° 15’ 17” W 549.18 FEET TO A 5/8” REBAR FOUND;

18.	THENCE S 54° 37’ 18” W ALONG THE NORTHERLY LINE OF A TRACT OF LAND NOW OR FORMERLY OWNED BY NEAL TOSTENSON (VOL. 253, PG. 244) 162.78 FEET TO A 5/8” REBAR FOUND ON THE BANK OF WILLS CREEK;

19.	THENCE N 69° 19’ 06” W ALONG THE CENTER OF WILLS CREEK 178.87 FEET;

20.	THENCE S 80° 59’ 02” W CONTINUING ALONG THE CENTER OF WILLS CREEK 427.97 FEET;

21.	THENCE S 54° 59’ 02” W CONTINUING ALONG THE CENTER OF WILLS CREEK 445.00 FEET;

22.	THENCE S 70° 24’ 02” W CONTINUING ALONG THE CENTER OF WILLS CREEK 286.53 FEET;

23.
THENCE N 09° 23’ 28” E ALONG THE EASTERLY LINE OF A TRACT OF LAND NOW OR FORMERLY OWNED BY THE GUERNSEY COUNTY COMMISSIONERS (VOL. 332, PG. 107) AND THE CITY OF CAMBRIDGE (VOL. 350, PG. 33) 1860.82 FEET TO A 1” AXLE FOUND AND THE TRUE PLACE OF BEGINNING, (PASSING OVER A 1” REBAR FOUND AT 159.36 FEET);

THE ABOVE DESCRIBED TRACT OF LAND ENCLOSES AND COMPRISES ALL OF A TRACT THAT WAS CONVEYED TO NATIONAL CASH REGISTER COMPANY BY A DEED RECORDED IN VOLUME 266, PAGE 734, GUERNSEY COUNTY DEED RECORDS AND TRACT ONE CONVEYED TO NCR CORPORATION BY A DEED RECORDED IN VOLUME 382, PAGE 640, GUERNSEY COUNTY DEED RECORDS AND CONTAINS 65.599 ACRES OF WHICH 52.299 ACRES LIE IN CAMBRIDGE TOWNSHIP AND 13.300 ACRES LIE IN THE CITY OF CAMBRIDGE OF WHICH LOTS 14 THRU 22 OF NOAH ANKER SECOND ADDITION CONTAINS 0.926 ACRES AS SURVEYED BY RONALD P. DOHY, P.S. #6175 OF HAMMONTREE & ASSOCIATES, LIMITED, ENGINEERS AND SURVEYORS OF NORTH CANTON, OHIO IN JUNE 1994.
THE BASIS OF BEARING IS S 89° 33’ 29” E THE SOUTH LINE OF THE BALTIMORE & OHIO RAILROAD FROM A MAP OF SURVEY FOR NATIONAL CASH REGISTER COMPANY PREPARED BY JOSEPH T. SPILKER DATED DECEMBER 22, 1987.
PARCEL 2:
SITUATED IN THE CITY OF CAMBRIDGE, COUNTY OF GUERNSEY, STATE OF OHIO AND BEING PART OF RANGE 3, TOWNSHIP 2, FOURTH QUARTER, OF THE UNITED STATES MILITARY LANDS.
BEGINNING AT THE NORTHWEST CORNER OF LOT #23 IN NOAH ANKER SECOND ADDITION TO CAMBRIDGE; THENCE N 78° 45’ 57” W 69.85 FEET TO A 5/8” REBAR FOUND AND THE TRUE PLACE OF BEGINNING:

1.	THENCE CONTINUING N 78° 45’ 57” W 292.19 FEET;

2.	THENCE N 08° 33’ 31” E 139.32 FEET TO A 5/8” REBAR FOUND;

3.	THENCE S 79° 11’ 13” E 262.74 FEET TO A 5/8” REBAR FOUND;

4.	THENCE N 87° 09’ 53”, 13.20 FEET TO A POINT;

5.	THENCE S 02° 06’ 56” W 146.15 FEET TO A 5/8” REBAR FOUND AND THE TRUE PLACE OF BEGINNING.
THE ABOVE DESCRIBED TRACT OF LAND ENCLOSES AND COMPRISES A TRACT OF LAND THAT WAS CONVEYED TO NCR CORPORATION BY A DEED RECORDED IN VOLUME 382, PAGE 640 AND IS A RETRACEMENT OF A SURVEY BY LLOYD A. BROCKWELL IN NOVEMBER OF 1980 AND CONTAINS 0.915 ACRES AS SURVEYED BY RONALD P. DOHY, P.S. #6175 OF HAMMONTREE & ASSOCIATES, ENGINEERS AND SURVEYORS OF NORTH CANTON, OHIO IN JUNE 1994.
ALSO CONVEYING AN EASEMENT FROM THE NORTHEAST CORNER OF THE 0.8915 ACRE TRACT GOING TO THE CAMBRIDGE-BYESVILLE ROAD FOR A DRIVEWAY AND UTILITY BEGINNING AT THE NORTHEAST CORNER OF SAID TRACT;

1.	THENCE N 86° 57’ 15” E 108.49 FEET;

2.	THENCE N 17° 23’ 25” W 17.00 FEET;

3.	THENCE S 87° 17’ 57” W 125.20 FEET;

4.	THENCE S 05° 04’ 22” W 14.90 FEET;

5.	THENCE S 79° 10’ 56” E ALONG THE NORTH LINE OF SAID 0.915 ACRE TRACT 10.12 FEET;

6.	THENCE N 87° 57’ 15” E CONTINUING ALONG THE NORTH LINE OF SAID 0.915 ACRE TRACT 13.20 FEET TO THE TRUE PLACE OF BEGINNING.

THE ABOVE DESCRIBED EASEMENT CONTAINS 0.049 ACRES AS DETERMINED BY RONALD P. DOHY, P.S. OF HAMMONTREE & ASSOCIATES, LIMITED, ENGINEERS AND SURVEYORS OF NORTH CANTON, OHIO IN JUNE OF 1994.
THE BASIS OF BEARING IS S 89° 33’ 29” E THE SOUTH LINE OF THE BALTIMORE & OHIO RAILROAD FROM A MAP OF SURVEY FOR NATIONAL CASH REGISTER COMPANY PREPARED BY JOSEPH T. SPILKER DATED DECEMBER 22, 1987.

PARCEL 3:
SITUATED IN THE CITY OF CAMBRIDGE, COUNTY OF GUERNSEY AND STATE OF OHIO:
KNOWN AS AND BEING A TRACT OF LAND FOUND TO CONTAIN 0.8616 ACRES OF LAND BY SURVEY NOW OR FORMERLY OWNED BY ROBERTA GEESE AS RECORDED IN DEED VOLUME 239 PAGE 561 OF THE GUERNSEY COUNTY RECORDERS OFFICE AND BEING LOCATED IN THE CITY OF CAMBRIDGE, COUNTY OF GUERNSEY, STATE OF OHIO, AND BEING PART OF RANGE 3, TOWNSHIP 2, FOURTH QUARTER, OF THE UNITED STATES MILITARY LANDS AND MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING FOR REFERENCE AT A POINT MARKING THE NORTHEAST CORNER OF CAMBRIDGE IMPROVEMENT SECOND ADDITION AS RECORDED IN CABINET 3 SLIDE 414 OF THE GUERNSEY COUNTY RECORDERS OFFICE.
THENCE N 89° 33’ 29” E, AND ALONG THE SOUTH LINE OF THE BALTIMORE AND OHIO RAILROAD (A 100’ R/W), A DISTANCE OF 2204.79 FEET TO A POINT OF THE CENTERLINE OF THE BYESVILLE-CAMBRIDGE ROAD;
THENCE S 06° 37’ 31” E, AND ALONG THE CENTERLINE OF THE BYESVILLE-CAMBRIDGE ROAD, A DISTANCE OF 50.00 FEET TO A POINT;
THENCE S 19° 16’ 31” E, AND CONTINUING ALONG THE CENTERLINE OF THE BYESVILLE-CAMBRIDGE ROAD, A DISTANCE OF 50.00 FEET TO A POINT;
THENCE S 33° 04’ 31” E, AND CONTINUING ALONG THE CENTERLINE OF THE BYESVILLE-CAMBRIDGE ROAD, A DISTANCE OF 40.00 FEET TO A POINT;
THENCE S 89° 20’ 10” W A DISTANCE OF 17.41 FEET TO A POINT ON THE WEST LINE OF THE BYESVILLE-CAMBRIDGE ROAD;
THENCE S 22° 20’ 12” W, AND ALONG THE WEST LINE OF THE BYESVILLE-CAMBRIDGE ROAD, A DISTANCE OF 44.55 FEET TO A 5/8” REBAR FOUND WITH CAP STAMPED “SPILKER”;
THENCE S 43° 40’ 28” E, AND CONTINUING ALONG THE WEST LINE OF THE BYESVILLE-CAMBRIDGE ROAD, A DISTANCE OF 180.73 FEET TO A NAIL SET MARKING THE SOUTHEAST CORNER OF A 65.509 ACRE TRACT OF LAND NOW OR FORMERLY OWNED BY EDGETECH, I. G., INC. (ORV 87 PG 815) AND THE NORTHEAST CORNER OF SAID GEESE TRACT AND THE TRUE PLACE OF BEGINNING FOR THE TRACT OF LAND HEREIN DESCRIBED.
THENCE S 18° 36’ 35” E, AND CONTINUING ALONG THE WEST LINE OF THE BYESVILLE-CAMBRIDGE ROAD AND THE EAST LINE OF SAID GEESE TRACT, A DISTANCE OF 153.15 FEET TO A 3/4” CAPPED SMOOTH BAR SET MARKING THE NORTHEAST CORNER OF A TRACT OF LAND NOW OR FORMERLY OWNED BY PAUL & PEGGY KARR (378:125) AND THE SOUTHEAST CORNER OF SAID GEESE TRACT;
THENCE N 81° 14’ 46” W AND ALONG THE NORTH LINE OF SAID KARR TRACT AND THE SOUTH LINE OF SAID GEESE TRACT, A DISTANCE OF 310.25 FEET TO A 3/4” CAPPED SMOOTH BAR SET MARKING THE NORTHWEST CORNER OF SAID KARR TRACT AND THE SOUTHWEST CORNER OF SAID GEESE TRACT AND BEING LOCATED ON THE EASTERLY LINE OF SAID EDGETECH TRACT, PASSING OVER A 3/4” CAPPED SMOOTH BAR SET AT A DISTANCE OF 20.00 FEET;

THENCE N 07° 58’ 59” E, AND ALONG THE WEST LINE OF SAID GEESE TRACT AND THE EASTERLY LINE OF SAID EDGETECH TRACT, A DISTANCE OF 136.00 FEET TO A 5/8” REBAR FOUND WITH CAP STAMPED “SPILKER” MARKING THE NORTHWEST CORNER OF SAID GEESE TRACT;
THENCE S 81° 14’ 46” E, AND ALONG THE NORTH LINE OF SAID GEESE TRACT AND ALONG THE BOUNDS OF SAID EDGETECH TRACT, A DISTANCE OF 241.70 FEET TO A NAIL SET, PASSING OVER A 5/8” REBAR FOUND WITH CAP STAMPED “SPILKER” AT A DISTANCE OF 217.62 FEET, AND THE TRUE PLACE OF BEGINNING AND CONTAINING 0.8616 ACRES OF LAND MORE OR LESS. AS SURVEYED HOLDEN SURVEYING, INC. IN SEPTEMBER 1994. BASIS OF BEARING: N 81° 14’ 46” W, THE NORTH LINE OF SUBJECT PREMISES AS RECORDED IN OFFICIAL RECORD VOLUME 87, PAGE 815 OF THE GUERNSEY COUNTY RECORDERS OFFICE.

PARCEL 4:
SITUATED IN THE TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY, AND STATE OF OHIO:
SITUATED IN THE COUNTY OF GUERNSEY IN THE STATE OF OHIO AND IN THE TOWNSHIP OF CAMBRIDGE AND BOUNDED AND DESCRIBED AS FOLLOWS:
KNOWN AS A PART OF THE FOURTH QUARTER OF TOWNSHIP 2, RANGE 3, BEGINNING AT A POST AT THE SOUTHWEST CORNER OF DAVID COLLIN’S LOT ON THE EAST LINE OF THE J. D. TAYLOR LAND, WHICH FORMERLY BELONGED TO THE HEIRS OF GEORGE R. TINGLE, DECEASED, 24.46 RODS SOUTHWARD FROM THE SOUTH LINE OF THE B. & O. R.R.; THENCE WITH SAID COLLIN’S SOUTH LINE 87° 25’ EAST 19.21 RODS TO A POST AT THE FENCE OF THE WEST SIDE OF SAID ROAD, SOUTH 28° EAST 2.97 RODS TO A POST; THENCE NORTH 87° 25’ WEST 20.64 RODS TO SAID EAST LINE OF THE TAYLOR LAND; THENCE WITH TAYLOR’S LAND NORTH TWO-THIRDS OF A DEGREE EAST 2.52 RODS TO THE BEGINNING, CONTAINING .31 OF AN ACRE, BUT SUBJECT TO ALL LEGAL HIGHWAYS.
ALSO THE FOLLOWING DESCRIBED REAL ESTATE, BEGINNING FOR THE SAME AT A STONE ON THE EAST LINE OF THE TAYLOR LAND, SOUTH 26.96 RODS FROM THE SOUTH LINE OF THE B. & O. RIGHT OF WAY; THENCE WITH JOHN ANKER’S SOUTH LINE SOUTH 87° 25’ EAST 20.64 RODS TO THE WEST SIDE OF THE BYESVILLE AND CAMBRIDGE ROAD; THENCE WITH THE WEST SIDE OF SAID ROAD SOUTH 28° EAST .85 RODS; THENCE NORTH 87° 25’ WEST 21 RODS TO THE TAYLOR LINE; THENCE WITH TAYLOR’S LINE NORTH TWO-THIRDS DEGREES EAST TO THE PLACE OF BEGINNING, CONTAINING 15 SQUARE RODS, THE SAID PARCEL BEING A STRIP OF LAND 12 FEET WIDE.
ALSO THE FOLLOWING DESCRIBED REAL ESTATE KNOWN AS AND BEING A PART OF THE FOURTH QUARTER, TOWNSHIP 2, RANGE 3 OF THE UNITED STATES MILITARY LANDS, AND THE SAID TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING FOR THE SAME AT A POINT 87° 25’ AND 44 FEET WEST OF THE WEST SIDE OF THE BYESVILLE ROAD AND WHICH SAID POINT ON THE WEST SIDE OF THE BYESVILLE ROAD IS NORTH 28° WEST 149 FEET FROM A STONE AT THE SOUTHEAST CORNER OF THE LAND OWNED BY JAMES ANKER AND OF THE TRACT CONVEYED TO THE SAID JAMES ANKER BY CHARLES RABE BY DEED ON RECORD IN VOLUME 26 AT PAGES 291 AND 292 OF THE DEED RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF GUERNSEY COUNTY, OHIO; THENCE NORTH 87° 25’ WEST ALONG THE SOUTH LINE OF THE JOHN ANKER LAND 56.3 FEET TO THE SOUTHWEST CORNER OF SAID JOHN ANKER TRACT OF LAND; THENCE SOUTH 3° 30’ EAST 11 FEET; THENCE EAST IN A STRAIGHT LINE TO THE PLACE OF BEGINNING.
THE PREMISES HEREIN CONVEYED BEING A TRIANGULAR PIECE OF LAND OUT OF THE NORTHWEST CORNER OF THOSE CERTAIN PREMISES CONVEYED BY JAMES ANKER AND MARY M. ANKER, HIS WIFE, TO SAID GRANTORS (FORMER), BY DEED DATED DECEMBER 11, 1920, TO WHICH REFERENCE IS HEREBY MADE.
EXCEPTING THE FOLLOWING PORTION OF THE LAST DESCRIBED TRACT, BEGINNING FOR THE SAME AT THE SOUTHWEST CORNER OF SAID TRACT; THENCE NORTH 87° 25’ WEST ALONG THE SOUTH LINE OF SAID TRACT A DISTANCE OF 44 FEET; THENCE EAST TO A POINT IN THE EAST LINE OF SAID TRACT 10 FEET NORTH OF THE SOUTHEAST CORNER THEREOF OR THE PLACE OF BEGINNING; THENCE SOUTH WITH THE EAST LINE OF SAID TRACT TO THE PLACE OF BEGINNING.

BEING THE SAME PREMISES CONVEYED TO MABEL DAY BY INSTRUMENTS AS RECORDED IN VOLUME 220, AT PAGE 428, AND VOLUME 259, PAGE 909, OF THE DEED RECORDS OF GUERNSEY COUNTY, OHIO.
THE FOLLOWING DESCRIBED ALLEY IN THE CITY OF CAMBRIDGE IS HEREBY DEEMED VACATED, SUBJECT TO THE SALE AND CLOSING OF THE JOE STARR PROPERTY TO EDGETECH I. G. INC.:

1.
SAID ALLEY TO BE SITUATED IN THE CITY OF CAMBRIDGE, CAMBRIDGE TOWNSHIP, GUERNSEY COUNTY, OHIO AND BEING 0.13 ACRES MORE OR LESS IN THE SOUTHEAST QUARTER OF CAMBRIDGE TOWNSHIP, TOWNSHIP 2, RANGE 3 OF THE UNITED STATES MILITARY DISTRICT. SAID ALLEY BEING 15 FEET WIDE BY 375.3 FEET LONG AND IS DESCRIBED AS FOLLOWS:

BEGINNING FOR THE SAME AT A MONUMENT ON THE NORTH SIDE OF WATSON AVE. AND THE NOAH ANKER ADDITION TO THE CITY OF CAMBRIDGE, OHIO; THENCE NORTH 2° 10’ EAST 292.80 FEET TO AN IRON PIN ON THE PLACE OF BEGINNING OF THE LAND DESCRIBED TO BE USED FOR A PUBLIC ALLEY; THENCE SOUTH 85° 23’ EAST 248 FEET TO AN IRON PIN; THENCE NORTH 82° 28’ EAST 127.30 FEET TO THE WEST SIDE OF BYESVILLE ROAD; THENCE SOUTH 260° 11’ EAST 15 FEET ALONG BYESVILLE ROAD TO A PIN; THENCE 82° 28’ WEST 127.30 FEET TO THE PLACE OF BEGINNING.

2.
SAID ALLEY TO BE SITUATED IN THE CITY OF CAMBRIDGE, CAMBRIDGE TOWNSHIP, GUERNSEY COUNTY, OHIO AND BEING 0.04 ACRES, MORE OR LESS ON THE SOUTHEAST QUARTER OF CAMBRIDGE TOWNSHIP, TOWNSHIP 2, RANGE 3 OF THE UNITED STATES MILITARY DISTRICT. SAID ALLEY BEING 5 FEET WIDE BY 367.84 FEET LONG NORTH OF LOTS 14 THROUGH 22 IN NOAH ANKER ADDITION AS FOUND ON MAP A4-9.

3.
SAID ALLEY TO BE SITUATED IN THE CITY OF CAMBRIDGE, CAMBRIDGE TOWNSHIP, GUERNSEY COUNTY, OHIO AND BEING 0.10 ACRES, MORE OR LESS IN THE SOUTHEAST QUARTER OF CAMBRIDGE TOWNSHIP, TOWNSHIP 2, RANGE 3 OF THE UNITED STATES MILITARY DISTRICT, SAID ALLEY BEING 15 FEET WIDE BY 290.62 FEET LONG WEST OF LOTS 4,3 AND 11 IN NOAH ANKER ADDITION AS FOUND ON MAP A4-9.

PARCEL 5;
SITUATED IN THE TOWNSHIP OF CAMBRIDGE, COUNTY. OF GUERNSEY, AND STATE OF OHIO:
TRACT 1:
SITUATED IN THE TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY, STATE OF OHIO, CITY OF CAMBRIDGE WITHIN THE CORPORATION, TOWNSHIP 2, RANGE 3, FOURTH QUARTER DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN AT THE NORTHWEST CORNER OF LOT 23 IN NOAH ANKER’S ADDITION TO CAMBRIDGE; THENCE NORTH 90° WEST FOR 362,04 FEET TO AN IRON PIN AND PASSING THROUGH AN IRON PIN AT 69.85 FEET; THENCE NORTH 02° 40’ 32” WEST FOR 139.32 FEET TO AN IRON PIN SET THIS BEING THE TRUE PLACE OF BEGINNING; THENCE NORTH 02° 40’ 32” WEST FOR 100.54 FEET TO AN IRON PIN FOUND; THENCE SOUTH 89° 31’ 48” EAST FOR 123.69 FEET TO AN IRON PIN SET; THENCE SOUTH 02° 40’ 32” EAST FOR 98.61 FEET TO AN IRON PIN SET AND PASSING THROUGH AN IRON PIN SET AT 83.77 FEET; THENCE SOUTH 89° 34’ 44” WEST FOR 123.60 FEET TO THE PLACE OF BEGINNING, ENCOMPASSING 0.282 OF AN ACRE.
TRACT 2:
SITUATED IN THE TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY, STATE OF OHIO, CITY OF CAMBRIDGE WITHIN THE CORPORATION, TOWNSHIP 2, RANGE 3, FOURTH QUARTER DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN AT THE NORTHWEST CORNER OF NOAH ANKER’S ADDITION TO CAMBRIDGE; THENCE NORTH 90° WEST FOR 69.85 FEET TO AN IRON PIN; THENCE NORTH 09° 07’ 16” WEST FOR 146.16 FEET TO AN IRON PIN SET; THENCE SOUTH 75° 43’ 12” WEST FOR 13.00 FEET TO AN IRON PIN; THENCE SOUTH 89° 34’ 44” WEST FOR 10,33 FEET TO AN IRON PIN SET THIS BEING THE TRUE PLACE OF BEGINNING; THENCE SOUTH 89° 34’ 44” WEST FOR 129.01 FEET TO AN IRON PIN SET; THENCE NORTH 02° 40’ 32” WEST FOR 98.61 FEET TO AN IRON PIN SET AND PASSING THROUGH AN IRON PIN SET AT 14,84 FEET; THENCE SOUTH 89° 31’ 48” EAST FOR 123.21 FEET TO AN IRON PIN FOUND; THENCE SOUTH 06° 09’ 01” EAST FOR 82.20 FEET TO AN IRON PIN SET; THENCE SOUTH 06° 09’ 01” EAST FOR 14.90 FEET TO THE PLACE OF BEGINNING, ENCOMPASSING 0.282 OF AN ACRE.

PARCEL 6:
SITUATED IN THE CITY OF CAMBRIDGE, IN THE COUNTY OF GUERNSEY AND STATE OF OHIO. KNOWN AS AND BEING LOTS ONE (i) , TWO (2), THREE (3), FOUR (4), FIVE (5), SIX (6), SEVEN (7), EIGHT (8), NINE (9), TEN (10), ELEVEN (11), TWELVE (12) AND THIRTEEN (13) IN NOAH ANKER’S ADDITION TO EAST CAMBRIDGE AS THE SAME ARE MARKED AND DELINEATED ON THE RECORDED PLAT OF SAID ADDITION NOW ON FILE AND OF RECORD IN THE OFFICE OF THE RECORDER OF GUERNSEY COUNTY, OHIO.
PARCEL 7:
SITUATED IN THE TOWNSHIP OF CAMBRIDGE, IN THE COUNTY OF GUERNSEY, AND STATE OF OHIO. KNOWN AS AND BEING LOT NUMBERED TWENTY-FIVE (25) IN NOAH ANKER’S ADDITION TO EAST CAMBRIDGE, OHIO AS THE SAID LOT IS MARKED AND DELINEATED UPON THE RECORDED PLAT OF SAID ADDITION IN PLAT BOOK 7, PAGE 47 AND OF RECORD IN THE OFFICE OF THE RECORDER OF GUERNSEY COUNTY, OHIO.
PARCEL 8:
SITUATED IN THE CITY OF CAMBRIDGE, CAMBRIDGE TOWNSHIP, GUERNSEY COUNTY, STATE OF OHIO AND BEING 0.179 ACRES MORE OR LESS LOCATED IN THE FOURTH QUARTER, TOWNSHIP #2 NORTH, RANGE #3 WEST IN THE UNITED STATES MILITARY LANDS SURVEY AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF THE CAMBRIDGE IMPROVEMENT ADDITION AS FOUND IN CABINET #3 SLIDE #414, THENCE WITH THE NORTH LINE OF SAID CAMBRIDGE IMPROVEMENT ADDITION ELONGATED N 89° 33’ 29” E A DISTANCE OF 2204.79 FEET TO A POINT, THENCE S 29° 07’ 05” E A DISTANCE OF 345.74 FEET TO A NAIL FOUND, THENCE S 18° 36’ 35” E A DISTANCE OF 219.94 FEET TO AN IRON PIN SET THE BEGINNING, THENCE WITH THE WEST LINE OF THE BYESVILLE-CAMBRIDGE ROAD S 18° 36’ 35” E A DISTANCE OF 73.00 FEET TO AN IRON PIN FOUND, THENCE WITH THE NORTH LINE OF AN ALLEY S 87° 03’ 34” W A DISTANCE OF 123.28 FEET TO AN IRON PIN FOUND, THENCE WITH THE LANDS OF NOW OR FORMERLY EDGETECH I. G. INC. AS FOUND IN OFFICIAL RECORD BOOK 162 PAGE 625 N 04° 35’ 09” E A DISTANCE OF 81.91 FEET TO AN IRON PIN FOUND, THENCE WITH A BOUNDARY LINE AGREEMENT BETWEEN EDGETECH I.G. INC. AND BRETT R. VOLZ AS FOUND IN OFFICIAL RECORD BOOK 319 PAGE 374 THE FOLLOWING TWO (2) CALLS:

1.	S 78 45’ 59” DISTANCE OF 59.65 FEET TO AN IRON PIN SET.

2.
N 81° 02’ 58” E A DISTANCE OF 35.19 FEET TO THE BEGINNING AND CONTAINING 0.179 ACRES MORE OR LESS AND BEING ALL THE PROPERTY OWNED BY BRETT R. VOLZ AS FOUND IN OFFICIAL RECORD BOOK 217 PAGE 268 AND BY BOUNDARY LINE AGREEMENT AS FOUND IN OFFICIAL RECORD BOOK      PAGE     .

SUBJECT TO ALL EASEMENTS OR LEASES OR PUBLIC RECORD.
IRON PINS SET ARE 5/8 INCH REBAR 30 INCHES LONG, CAPPED SPILKER LS-5862.
BEARINGS ARE MAGNETIC AND ARE FOR ANGLE PURPOSES ONLY.
A SURVEY OF THE ABOVE DESCRIBED LINE WAS MADE BY JOSEPH T. SPILKER, REGISTERED SURVEYOR #
S-5862 ON JUNE 4, 2002.
PARCEL 9:
TRACT 1:
SITUATED IN THE CITY OF CAMBRIDGE, TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY AND STATE OF OHIO, AND BEING A PART OF THE FOURTH QUARTER, TOWNSHIP #2, RANGE #3, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
KNOWN AS LOT #23 AND LOT #24 IN NOAH ANKER’S ADDITION TO THE CITY OF CAMBRIDGE, OHIO, AS DESIGNATED IN PLAT BOOK #7, PAGE #43 OF THE PLAT BOOK RECORDS OF GUERNSEY COUNTY, OHIO.

TRACT 2:
SITUATED IN THE CITY OF CAMBRIDGE, TOWNSHIP OF CAMBRIDGE, COUNTY OF GUERNSEY AND STATE OF OHIO, AND BEING A PART OF THE FOURTH QUARTER, TOWNSHIP #2, RANGE #3, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIN SET AT THE NORTHEAST CORNER OF LOT #24 OF NOAH ANKER’S ADDITION TO THE CITY OF CAMBRIDGE, OHIO, THENCE ON THE NORTH LINE OF SAID LOT #24, S 61° 15’ W, A DISTANCE OF 87.50 FEET TO AN IRON PIN SET, THE SOUTHEAST CORNER OF LOT #23, THENCE ALONG THE EAST LINE OF LOT #23 OF NOAH ANKER’S ADDITION, N 33° W, A DISTANCE OF 53.8 FEET TO AN IRON PIPE FOUND, THENCE N 61° 15’ E, A DISTANCE OF 87.50 FEET TO AN IRON PIN FOUND ON THE WEST LINE OF THE CAMBRIDGE-BYESVILLE ROAD, THENCE ON THE WEST LINE OF THE CAMBRIDGE-BYESVILLE ROAD, S 33° E, A DISTANCE OF 53.8 FEET TO THE BEGINNING AND CONTAINING 0.108 ACRES MORE OR LESS.
SUBJECT TO ALL EASEMENTS OR LEASES OF PUBLIC RECORD.
IRON PINS SET ARE 5/8 INCH REBAR.
A SURVEY OF THE ABOVE DESCRIBED TRACTS WAS MADE BY JOSEPH T, SPILKER, REGISTERED SURVEYOR #S-5862, ON JANUARY 31, 1978.
Parcel Nos. 06-0000303.000; 06-0006291.000; 06-0006292.000; 06-0006293.000; 06-0006294.000; 06-0006295.000; 06-0006296.000; 06-0006297.000; 06-0006298,000; 06-0006299.000; 06-0008739.000; 06-0004419.000; 06-0004420.000; 06-0004421.000; 06-0004422.000; 06-0004423.000; 06-0004424.000; 06-0004425.000; 06-0004426.000; 06-0004427.000; 06-0004428,000; 06-0004429.000; 06-0004430,000; 06-0004450.000; 06-0005344.000; 06-0000201,000; 06-0003352.000; 06-0003353.000; 06-0000200.000
Prior Instrument References: Volume 87, page 815; Volume 101, page 614; Volume 155, page 269; Volume 163, page 549; Volume 162, page 625; Volume 438, page 379; Volume 319, page 386; Volume 366, page 355